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                                                                    EXHIBIT 10.2

                            BACKWEB TECHNOLOGIES LTD.

                                   APPENDIX A

                    TO THE ISRAELI 1996 EMPLOYEE OPTION PLAN

1.       GENERAL

         1.1. This appendix (the "APPENDIX") is effective with respect to Options granted commencing January 1, 2003 only to Grantees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for income tax purposes ("ISRAELI GRANTEES"), and shall comply with Amendment no. 132 of the Ordinance.

         1.2 The provisions specified in this Appendix shall form an integral part of the BackWeb Technologies Ltd. (the "COMPANY") 1996 Employee Option Plan (the "PLAN"), which applies to the issuance of Options to purchase Ordinary Shares, NIS 0.03 nominal value each, of the Company.

         1.3. This Appendix only modifies the terms of Part A of the Plan with respect to grant of Options to Israeli Grantees in order to comply with changes to Israeli tax legislation and, in particular, to the provisions of Section 102 (as defined below). For the avoidance of doubt, this Appendix does not add to or modify the Plan in any other manner or with respect to any other category of Grantees.

         1.4. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the provisions of the Plan, the provisions set out in this Appendix shall prevail.

         1.5. Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.       DEFINITIONS

         2.1 "AFFILIATE" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

         2.2      "APPROVED 102 OPTION" means an Option granted pursuant to
                  Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

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         2.3      "CAPITAL GAINS OPTION" means an Approved 102 Option elected and designated by the Company to qualify under the capital gains tax treatment in accordance with the provisions of
                  Section 102(b)(2) of the Ordinance.

         2.4 "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

         2.5      "ELECTION" shall have the meaning ascribed to it in Section
                  3.5 of this Appendix.

         2.6 "EMPLOYEE" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

         2.7      "HOLDING PERIOD" shall have the meaning ascribed to it in
                  Section 4.1 of this Appendix.

         2.8 "NON-EMPLOYEE" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

         2.9 "ORDINARY INCOME OPTION" means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of
                  Section 102(b)(1)of the Ordinance.

         2.10 "SECTION 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

         2.11 "TRUSTEE" means any individual appointed by the Company to serve as a trustee and approved by the Income Tax Authorities, all in accordance with the provisions of Section 102(a) of the Ordinance.

         2.12     "UNAPPROVED 102 OPTION" means an Option granted pursuant to
                  Section 102(c) of the Ordinance and not held in trust by the Trustee.

         2.13 "3(i) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

         2.14     "102 OPTION" means any Option granted to Employees pursuant to
                  Section 102 of the Ordinance.

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3.       ISSUANCE OF OPTIONS

         3.1 The persons eligible for participation in the Plan as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees may only be granted 3(i) Options.

         3.2 The Company's board of directors may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

         3.3 The grant of Approved 102 Options shall be made under this Appendix, and shall be conditioned upon the approval of this Appendix by the Income Tax Authorities.

         3.4 Approved 102 Options may either be classified as Capital Gain Options or Ordinary Income Options, as selected by the Company's board of directors.

         3.5 No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company's board of directors' election of the type of Approved 102 Options as Capital Gains Options or Ordinary Income Options granted to Employees (the "ELECTION"), is appropriately filed with the Income Tax Authorities. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from simultaneously granting Unapproved 102 Options.

         3.6 All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

         3.7 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

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4.       TRUSTEE

         4.1 Notwithstanding any contrary provisions of the Plan, including without limitation Sections 4.1 and 4.2.2 of the Plan, Approved 102 Options granted under this Appendix and/or any Option Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights including bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Grantees for such period of time as required by
                  Section 102 (the "HOLDING PERIOD"). In the case the requirements for Approved 102 Options are not met (including, without limitation, the Holding Period), then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102. All of the rights attached to shares issued upon exercise of Section 102 Options including, without limitation, bonus shares, will be deposited with the Trustee until the elapse of the Holding Period and shall be subject to the same tax treatment as the treatment to which the Section 102 Options are subject.

         4.2 The Trustee shall not release any Option Shares or other shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Grantee's tax liabilities arising from Approved 102 Options which were granted to him.

         4.3 With respect to any Approved 102 Option, subject to the provisions of Section 102, a Grantee shall not be entitled to sell or release from trust any Option Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102.

5.       THE OPTION AGREEMENT

         Each option agreement shall state the type of Option granted thereunder (whether a Capital Gains Option, Ordinary Income Option, Unapproved 102 Option, or a 3(i) Option).

6.       FAIR MARKET VALUE FOR TAX PURPOSES

         Solely for the purpose of determining the tax liability pursuant to
         Section 102(b)(3) of the Ordinance, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system, the fair market value of the Ordinary Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant.

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7.       ASSIGNABILITY AND SALE OF OPTIONS

         7.1 As long as Options or Option Shares purchased pursuant thereto are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or by operation of law, and the Optionee will not grant in connection therewith any proxy (except to the Trustee) or assignment deed, whether immediately effective or effective at a future date.

         7.2 The Trustee shall not make any transaction or take any action with respect to Approved 102 Options or Option Shares issued upon exercise thereof, will not transfer, assign, release, pledge, mortgage voluntary or grant in connection therewith any proxy or assignment deed, whether immediately effective or effective at a future date, other than by will or by operation of law, until after the full payment of the Optionee's tax liabilities arising from the grant of such Options or their exercise or release or transfer by the Trustee or after guarantying the payment of said taxes. If such Options or Option Shares have been transferred by will or by operation of law, the provisions of Section 102 will apply with respect to the or heirs or the transferees of the Grantee, as the case may be.

 8.      INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S
         PERMIT

         With regard to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the option agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit (whether or not expressly specified in the Plan, the Appendix or the Option Agreement) shall be deemed an integral part of the Plan, the Appendix and the option agreement.

9.       DIVIDEND

         In addition to Section 4.6.1 of the Plan, with respect to all Option Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Grantee and held by the Grantee or by the Trustee, as the case may be, and the distribution of dividends shall be subject to any applicable taxation on distribution of dividends and, when applicable, subject to the provisions of Section 102.

11.      TAX CONSEQUENCES

         11.1 The Grantee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the

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                  necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

         11.2 The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Grantee until all required payments required to be made by the Grantee have been fully made.

         11.3 With respect to Unapproved 102 Options, if the Grantee ceases to be employed by the Company or any Affiliate, as a condition to the exercise of the Unapproved 102 Options, the Grantee shall deposit with the Company and/or its Affiliate a security or guarantee for discharge of his tax obligations with respect to the Unapproved 102 Options, all in accordance with the provisions of Section 102.

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